Exhibit 10.98

Loan Agreement

Party A (lender): Weiqing Guo

ID number: [   ]

Party B (Borrower): Yuying Zhang

ID number No.: [   ]

According to the provisions of relevant laws and regulations such as the Civil Code of the People’s Republic of China, Party A and Party B, on the principles of voluntariness, equality, fairness, and good faith, have reached a consensus through consultation on the matter of Party B’s borrowing from Party A and signed this agreement on May 24, 2022 in Beijing:

1. Loan amount

Party A lent a total of 15,000,000 RMB to Party B.

2. Loan term and interest

The loan term stipulated in this agreement is 12 months, and the borrowing period is from May 24, 2022 to May 23, 2023. The loan interest is calculated at an annualized rate of 4%, and a monthly interest of 50,000 RMB is payable.

3. Repayment agreement

Party B shall repay the principal of 15,000,000 RMB in a lump sum on May 23, 2023.

4. Special agreement

1. Party A shall pay the full amount of the loan to the designated account of Party B upon signing this agreement. Interest shall accrue from the date on which Party B receives all the loans.

2. After the loan term has ended, Party B is obligated to repay the principal amount in a single installment as per the agreement. In the event that the principal is not repaid within the specified time frame, Party A reserves the right to demand that Party B provide fixed assets as collateral until full repayment is made. Party B agrees to fully cooperate with Party A in completing the necessary mortgage procedures without any conditions.

3. In the event of any overdue payments, Party A has the authority to request Party B to settle the outstanding balance along with accrued interest within a specified timeframe. If Party B exceeds a 30-day period of delinquency without obtaining consent from Party A, Party B will be held responsible for breach of contract and will be required to pay a penalty to Party A. The penalty will be calculated at a rate of 30% based on the amount overdue.

5. Other

1. This agreement is executed in duplicate, with each party retaining one original. It shall become effective immediately upon both parties’ signing and affixing their official seals.

2. Any matters not addressed in this agreement shall be subject to separate negotiation and the signing of a supplementary agreement by Party A and Party B. In the event that consensus cannot be reached through negotiation, either party may initiate legal proceedings with the Chaoyang District People’s Court of Beijing, in accordance with applicable laws.

Party A (signature):	Party B (signature):